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                                                                     EXHIBIT 5.2


                [VIAL, HAMILTON, KOCH & KNOX, L.L.P. LETTERHEAD]


                                  June 19, 2000

Board of Directors
MSI Holdings, Inc.
1121 E. 7th Street
Austin, Texas 78702

         RE: VALID ISSUANCE OF 11,048,937 SHARES OF COMMON STOCK OF MSI HOLDINGS, INC., $.10 PAR VALUE, REGISTERED ON FORM SB-2, FILE NUMBER 333-60051.

Gentlemen:

         This firm is special counsel to MSI Holdings, Inc., a Utah corporation, (the "Company") and, in that capacity we have assisted in the preparation of certain documents relating to the issuance of 12,271,117 shares of the Company's common stock, $.10 par value, in particular the Company's Registration Statement on Form SB-2, File Number 333-60051 (the "Registration Statement"). Capitalized terms not expressly defined herein, shall have the meaning assigned to them in the Registration Statement.

         In the course of our representation as described above, we have examined the Registration Statement as prepared for filing with the Securities and Exchange Commission and related documents and correspondence. We have received from officers of the Company having custody thereof, and have reviewed, the Articles of Incorporation and Bylaws of the Company, and minutes of certain meetings of the Company's Board of Directors. We have also received from the officers of the Company certificates and other representations concerning factual matters. We have received such certificates from, and have had conversations with, public officials in those jurisdictions in which we have deemed it appropriate. In addition, we have also received and reviewed the registration statement on Form S-3, File Number 333-31726, incorporating 11,048,937 shares of the Company's Common Stock, $.10 par value (the "Shares") previously listed in the Registration Statement.

         We have relied as to matters of fact upon the above certificates, documents and investigation. We have assumed without investigation the genuineness of all signatures and the authenticity and completeness of all of the documents submitted to us as originals and the conformity to authentic and complete original documents submitted to us as certified or photostatic copies.



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June 19, 2000
Page 2

         Based upon and subject to all of the foregoing, we are of the opinion that:

         Upon Pinecrest's exercise of the Placement Agents Options II and III, covering an aggregate amount of 298,020 shares of common stock and payment of the exercise price thereon, all of the Shares will have been validly authorized and issued, and will be fully paid and non-assessable.

         This opinion is limited to the present laws of the State of Utah and the United States of America and to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

         This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

         The opinions expressed herein are for the benefit of and may be relied upon only by you in connection with the Shares. Neither this opinion nor any extract therefrom nor reference thereto shall be published or delivered to any other person or otherwise relied upon without our expressed written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and any subsequent registration statement covering the Shares. In giving our consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.


                                         Very truly yours,

                                         VIAL, HAMILTON, KOCH & KNOX, L.L.P.



                                         /s/ Vial, Hamilton, Koch & Knox, L.L.P.